EXHIBIT INDEX

                                                                 Sequentially
  Exhibit No.                Exhibit                             Number Page

    5       Opinion of James F. Stutts, Esq., Vice President and
            General Counsel of Dominion Resources, Inc.
            (filed herewith).

    23      Consent of Deloitte & Touche LLP (filed herewith).

    99      Dominion Resources, Inc. Incentive Compensation
            Plan as restated effective April 16, 1999 (filed herewith)